Exhibit 10.9

PHILIP MORRIS INTERNATIONAL INC.

Financial Counseling Program

Philip Morris International has a program that will be effective on the Distribution Date to provide for financial counseling for key executives. This program currently provides for reimbursement to senior management in salary bands E and above of expenditures they incur in connection with their personal financial and estate planning and preparation of their tax returns up to the lesser of $7,000 or CHF 7,500.

Rather than limit individuals to specific advisors, each eligible executive may seek his own reputable advisor to perform such services. Reimbursement shall be limited to the services set forth above and will not include for example, fees of brokers or investment managers. Also, it shall be necessary for invoices to reflect in reasonable detail the nature and extent of the services performed.

Payments by Philip Morris International in this program will be included in the compensation of the individuals for whom they are paid; however, the individual is normally entitled to a deduction in his or her income tax return for any expenses related to financial advice, estate and tax planning, and income tax preparation.